                                                                   EXHIBIT 10.31

                                  OFFICE LEASE

       This Lease is made this 4th day of May, 1998 by and between HOUSTON POST OAK ASSOCIATES, LTD., a Texas limited partnership ("Landlord") and Boots & Coots International Well Control, Inc. a Delaware corporation ("Tenant").

                                   WITNESSETH:

1.     BASIC LEASE PROVISIONS:

       1.1    Project Name:   777 Post Oak

              Address:        777 Post Oak
                              Houston, Texas 77056

              Building:       777 Post Oak

              Unit/Suite No.: 700 and 800

              Floor(s):       7 and 8

       1.2 Premises: 39,356 square feet of Net Rentable Area as reflected on the floor plans attached hereto as Schedule 1. (Floors 7 and 8 are comprised of 19,678 square feet of Net Rentable Area each.)

       1.3 Tenant's Percentage Share: 22.34% (said Percentage Share shall be adjusted in the event the Net Rentable Area of the Building is increased or decreased) which is based upon Premises of 39,356 square feet of Net Rentable Area in a Building of 176,165 square feet of Net Rentable Area.

       1.4 Commencement Date Floor 7: The Commencement Date for Floor 7 is July 1, 1998. Notwithstanding the foregoing, if Tenant occupies all or any part of the Premises prior to July 1, 1998, the Commencement Date shall be the date of such occupancy.


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              Commencement Date Floor 8: The Commencement Date for Floor 8 is
              September 1, 1998. Notwithstanding the foregoing, if Tenant occupies all or any part of the Premises prior to September 1, 1998, the Commencement Date shall be the date of such occupancy.

              If the Commencement Date for Floor 7 commences prior to Floor 8, the Term of the Lease will be extended by one (1) additional month.

              The Commencement Dates are hereby subject to any unreasonable Landlord delays.

       1.5    Expiration Date: August 31, 2005.

       1.6 Base Rent: The Base Rent Payable by Tenant pursuant to this Lease shall be determined according to the following schedule:

              -------------------------------------------------------------------------
              Months Following the       Amount Base Rent Rate Per         Monthly Base
              Commencement Date      Square Foot of Net Rentable Area          Rent
              -------------------------------------------------------------------------
              Month 1                             $ 0.00                     $     0.00
              Months 2 - 6                        $18.50                     $60,673.83
              Months 7                            $ 0.00                     $     0.00
              Months 8 - 38                       $18.50                     $60,673.83
              Months 39 - 62                      $20.50                     $67,233.17
              Months 63 - 86                      $21.50                     $70,512.83
              -------------------------------------------------------------------------

       1.7    Security Deposit: $60,673.83.

       1.8    Permitted Use:  The Premises are to be used and occupied by Tenant
                              (and its permitted assignees and subtenants) solely for the purpose of general office space and for no other purpose.

       1.9    Trade Name: Boots & Coots International Well Control, Inc.

       1.10 Renewal Option: One (1) five (5) year option(s), as more fully described on Schedule 4.

       1.11   Base Year for Operating Expenses and Taxes: 1998.

       1.12   Calculation of Operating Expense Rent: See Paragraph 6.

       1.13   Guarantor(s): None


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       1.14   Address for payment of rent and notices:

              Landlord:                                Tenant:

              Houston Post Oak Associates, Ltd.        Boots & Coots IWC, Inc.
              c/o Songy Partners Realty, Ltd.          5777 Post Oak Boulevard,
              777 Oak Boulevard, Suite 300             Suite 700
              Houston, Texas 77056                     Houston, Texas 77056
              Attn: Property Manager                   Attn: ___________________
              (713) 572-9100                           (713) 621-7911

       1.15 Broker: The Broker is Bert Keller with A. P. Keller, Inc. and Landlord will bear the cost of the commission payable to Broker in connection with this Lease. Landlord and Tenant warrant and represent to each other that they have not consulted or negotiated with any broker or finder with regard to the Premises or this Lease other than Broker. If either party shall be in breach of the foregoing warranty, such party shall indemnify the other against any loss, liability and expense (including attorneys' fees and court costs) arising out of claims for fees or commissions from anyone having dealt with such party in breach.

2. DEFINITIONS: Unless the context otherwise specifies or requires, the following terms will have the meanings set forth below:

       2.1 COMMON AREAS: All areas and facilities outside the Premises and within the exterior boundaries of the Project that are not leased to other tenants and that are provided and designated by Landlord, in its sole discretion from time to time, for the general use and convenience of Tenant and other tenants of the Project and their authorized representatives, entities, invitees and the general public. Common Areas are areas within and outside of the Building in the Project, such as common entrances, lobbies, pedestrian walkways, patios, landscaped areas, sidewalks, service corridors, elevators, restrooms, stairways, decorative walls, plazas, loading areas, parking areas and roads.

       2.2 NET RENTABLE AREA: As to any lease space in the Building, the area of such space as measured and determined in accordance with the standards published by the Building Owners and Managers Association International, Publication ANSI Z 65.1-1980, as amended from time to time.

       2.3 OPERATING EXPENSES: All costs of operating, servicing, administering, repairing and maintaining the Project (excluding costs paid directly by Tenant and other tenants in the Project or otherwise reimbursable to Landlord), the landscaping of Common Areas of the Project and the parking lot or garage located within the Project. All costs of operating, servicing, administering, repairing and maintaining the Project include any


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              reasonable and necessary costs of operation, maintenance and repair, computed in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP"), and will include, by way of illustration, but not limitation:

                     (a) all necessary costs of managing, operating and maintaining the Project, including, without limitation, wages, salaries, fringe benefits and payroll burden for employees on-site at or below the level of area manager utilized in the day to day operation of the Project; public liability, flood, property damage and all other insurance premiums paid by Landlord with respect to the Project including any amounts that would be charged as premiums if Landlord self-insures any of the insurance risks; water, sewer, heating, electricity, air conditioning, ventilating and all other utility charges (other than with respect to utilities separately metered and paid directly by Tenant or other tenants); the cost of contesting the validity or amount of real estate and personal property taxes; janitorial services; access control; window cleaning; elevator maintenance; fire detection and security services; gardening and landscape maintenance; trash, rubbish, garbage and other refuse removal; pest control; painting; facade maintenance; lighting; exterior and partition (demising) wall repairs; roof repairs; maintenance of all steam, water and other water retention and discharging piping, fountains, pumps, weirs, lift stations, catch basins and other areas and facilities on-site; repair and repainting of sidewalks due to settlement and potholes and general resurfacing and maintenance of parking areas; sanitary control; depreciation of machinery and equipment used in any of such maintenance and repair activities; management fees; union increases; road sidewalk and driveway maintenance; and all other Project maintenance, repairs and insurance.

       (b) the costs (amortized together with a reasonable finance charge in accordance with GAAP) of any capital improvements: (A) made to the Project by Landlord primarily for the purpose of reducing Operating Expenses; or (B) made to the Project by Landlord primarily to comply with any governmental law or regulation that was not in force at the Commencement Date;

       (c) the costs of supplies, materials, tools and equipment used in the operation and maintenance of the Project;

       (d) all taxes, assessments and governmental charges, whether or not directly paid by Landlord, whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation, excluding, however, federal and state taxes on income, death taxes, franchise taxes, and any taxes imposed or measured on or by the income of Landlord from the operation of the Project; provided, however, that if at any time during the term of this Lease, the present method of taxation or


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       assessment shall be so changed that the whole or any part of the taxes, assessments, levies, impositions or charges now levied, assessed or imposed on real estate and the improvements thereto shall be discontinued and as a substitute therefor, or in lieu of an addition thereto, taxes, assessments, levies, impositions or charges shall be levied, assessed and/or imposed wholly or partially as a capital levy or otherwise on the rents received from the Project or the rents reserved herein or any part thereof, then such substitute or additional taxes, assessments, levies, impositions or charges, to the extent so levied, assessed or imposed, shall be deemed to be included within Operating Expenses to the extent that such substitute or additional tax would be payable if the Project were the only property of the Landlord subject to such tax. It is agreed that Tenant will be responsible for ad valorem taxes on its personal property and on the value of the leasehold improvements in the Premises to the extent that the same exceed Building standard allowances (and if the taxing authorities do not separately assess Tenant's leasehold improvements, Landlord may make a reasonable allocation of the ad valorem taxes assessed on the Project to give effect to this sentence).

Operating Expenses shall not include:

(a) depreciation on the Project or any Common Areas, except for amortization charges related to the capital improvements set forth in Paragraph 2.3(b);

              (b) costs of space planning, tenant improvements, marketing expenses, finders fees and real estate broker commissions;

              (c) any and all expenses for which Landlord is reimbursed (either by an insurer, condemnor or other person or entity), but only to the extent of such reimbursement, and any and all expenses for which Landlord is reimbursed or entitled to reimbursement by a tenant in the Project pursuant to a lease provision in such tenant's lease;

              (d) salaries for personnel above the grade of senior property manager, senior controller, senior accountant and senior engineer;

              (e) costs in connection with services or benefits of a type which are not provided to Tenant, but are provided to another tenant or occupant; and

              (f) Landlord's general overhead and administrative expenses not directly allocable to the operation of the Project.

3.     TERM AND PREMISES:

       3.1 Lease of Premises: Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, for the term and subject to the agreements, covenants, conditions and


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              provisions set forth in this Lease, to which Landlord and Tenant hereby mutually agree, the premises (the "Premises") described in Paragraphs 1.1 and 1.2 above.

       3.2 Term. Subject to and upon the terms and conditions set forth herein, or in any schedule hereto, the term of the Lease shall commence on the Commencement Date and expire on the Expiration Date.

       3.3 Project: The Project shall consist of the tract or parcel of land described on metes and bounds on Schedule 2 attached hereto and made a part hereof for all purposes, the building (the "Building") situated thereon, related pedestrian walkways, landscaping, roadways, parking garage and other parking facilities, and such additional facilities to service any of the foregoing in subsequent years as may be necessary or desirable in Landlord's discretion (the "Project"). Landlord may increase, reduce or change the number, dimensions or locations of the walks, buildings, mall areas, parking and other Common Areas and other improvements located in the Project in any manner that Landlord, in its sole discretion shall deem proper. Landlord further reserves the right to make alterations and/or additions to and to build or cause to be built additional stories on the Building in which the Premises are situated and to add any buildings adjoining the Premises or elsewhere in the Project. Landlord reserves the right to install, maintain, use, repair and replace, pipes, ducts, conduits and wires leading through the Premises and serving other parts of the Project in a manner that will not materially interfere with Tenant's use of the Premises. Landlord will also have the right to increase and expand the size of the Project by other structures to the Project. Landlord shall have the right to change the Project's name without notice, to change the Project's street address upon 90 days prior notice, to grant to any person or entity the exclusive right to conduct any business or render any service in or to the Project, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose set forth in Paragraph 1.8, to retain at all times master keys or passkeys to the Premises, and to place such signs, notices or displays as Landlord reasonably deems necessary or desirable upon the roof and exterior of the Project.

       3.4    Relocation of Tenant: Intentionally deleted.

       3.5 Initial Tenant Improvements: The Premises shall be delivered to Tenant at the Commencement Date in the following condition: main air distribution ducts in place to ceiling-hung VAV boxes and perimeter air distribution duct to slot diffusers tied above the grid; main "T's" of building standard ceiling grid installed with secondary "T's" and tile stocked on floor; parabolic 2 x 4 light fixtures provided on floor at one (1) per eighty (80) square feet of Net Rentable Area; fire sprinkler system with primary lines and all heads turned up and installed on a code approved grid; and mini-blinds installed at all exterior windows with only the additional leasehold improvements and Tenant finish, if any, set forth and described on Schedule 3 attached hereto.


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4.     COMMON AREAS:

       4.1 Tenant's Right to Use Common Areas: Landlord grants Tenant and its authorized representatives and invitees the non-exclusive right to use the Common Areas with others who are entitled to use the Common Areas subject to Landlord's rights as set forth in this Lease.

       4.2    Landlord's Control: Landlord has the right to:

              (a) establish and enforce reasonable rules and regulations applicable to all tenants concerning the maintenance, management, use and operation of the Common Areas;

              (b) close, if necessary, any of the Common Areas to prevent dedication of any of the Common Areas or the accrual of any rights of any person or of the public to the Common Areas;

              (c) close temporarily any of the Common Areas for maintenance purposes;

              (d) select a person, firm or corporation which may be an entity related to Landlord to maintain and operate any of the Common Areas; and

              (e) designate other lands outside the exterior boundaries of the Project but which are contiguous to the Project to become part of the Common Areas.

              Notwithstanding the provisions of this Paragraph 4.2, in exercising its rights hereunder, Landlord will provide reasonable access to and from the Premises.

5.     RENT:

       5.1 Base Rent: Tenant will pay to Landlord as rent for the use and occupancy of the Premises at the times and in the manner provided below, Base Rent in the amount specified in Paragraph 1.6 above payable in advance on the Commencement Date and on or before the first day of each and every successive calendar month during the term hereof without demand, setoff or deduction. Tenant agrees to pay to Landlord contemporaneously with the execution of this Lease, the amount of $60,673.83 which amount shall be applied to August 1998 Base Rent.

       5.2 Late Charge: All rent shall bear interest from the date due until paid at the greater of (1) two percent (2%) above the "prime rate" per annum of Chase Texas or its successor ("Chase") in effect on said due date (or if the "prime rate" be discontinued, the base reference rate then being used by Chase to define the rate of interest charged to commercial borrowers) or (2) eighteen percent (18%) per annum; provided, however,


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              in no event shall the rate of interest hereunder exceed the maximum non-usurious rate of interest (hereinafter called the "Maximum Rate") permitted by the applicable laws of the State of Texas or the United States of America, whichever shall permit the higher non-usurious rate, and as to which Tenant could not successfully assert a claim or defense of usury, and to the extent that the Maximum Rate is determined by reference to the laws of the State of Texas, the Maximum Rate shall be the weekly ceiling (as defined and described in Chapter 303 of the Texas Finance Code, as amended) at the applicable time in effect. Twice per annum, Landlord shall provide Tenant with a gracious period of three (3) days if Tenant is late paying its rent.

6.     OPERATING EXPENSES:

       6.1 Operating Expenses Rent: In addition to Base Rent, Tenant shall pay Tenant's Percentage Share, as specified in Paragraph 1.3 above, of the Operating Expenses paid or incurred by Landlord in such year in excess of the Operating Expenses for the Base Year ("Operating Expenses Rent"). All sums of money as shall become due and payable by Tenant to Landlord under this Lease, including, without limitation, Operating Expenses Rent shall be additional rent which Tenant shall be obligated to pay. Landlord shall have the same remedies for default in the payment of additional rent as are available to Landlord in the case of a default in the payment of Base Rent.

       6.2 Controllable Expenses: Notwithstanding anything in this Lease to the contrary, Landlord agrees, for purposes of computing Tenant's Operating Expenses Rent, that any increase in total Controllable Expenses in excess of ten percent (10%) in any given calendar year shall be excluded in such computation. For purposes of this Paragraph 6.2, Landlord and Tenant acknowledge and agree that "Controllable Expenses" are defined as all Operating Expenses except the following: (i) utilities, (ii) property taxes, (iii) insurance and (iv) those items affected by labor costs, such as janitorial services, in the event of an increase in the legal minimum wage or a general increase in the wage level in the Houston, Texas area.

       6.3 Payment: During December of each calendar year or as soon thereafter as practicable, Landlord will give Tenant written notice of its estimate (line item and detailed support included) of Operating Expenses Rent for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant will pay to Landlord 1/12th of such estimated amounts, provided that if such notice is not given in December, Tenant will continue to pay on the basis of the prior year's estimate until the month after such notice is given. If at any time or times it appears to Landlord that the amounts payable for Operating Expenses Rent for the current calendar year will vary from its estimate by more than 10%, Landlord, by written notice to Tenant, will revise its estimate for such year, and subsequent payments by Tenant for such year will be in an amount so that by the end of such year Tenant will have paid a total sum equal


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              to such revised estimate. Landlord will indicate in its notice to
              Tenant the reasons Landlord believes its estimate varies by more than 10%.

       6.4 Statement: Within 120 days after the close of each calendar year or as soon after such 120 day period as practicable, Landlord will deliver to Tenant a statement of amounts of Operating Expenses Rent payable under this Lease for such calendar year. If such statement shows an amount owing by Tenant that is more than the estimated payments for such calendar year previously made by Tenant, Tenant will pay the deficiency to Landlord within 30 days after delivery of the statement to Tenant. If the statement shows an amount which is less than the estimated payments previously paid by Tenant for the calendar year, provided Tenant is not then in default, Landlord will remit the amount owed Tenant within 30 days after delivery of the statement to Tenant. Tenant has the right, exercisable no more than once each calendar year on reasonable notice and at a time reasonably acceptable to Landlord, to cause an audit to be performed of Landlord's operations and/or books and records pertaining to Operating Expenses for the preceding 2 calendar years. Landlord, at Landlord's sole discretion, may provide an audit prepared by a certified public accountant in lieu of allowing Tenant to audit Landlord's operations and/or books. Any such inspection and audit shall be at Tenant's expense and shall be conducted in Landlord's office during normal business hours by Tenant's accounting personnel or by independent public accountants or other qualified consultants and in no event will Landlord be obligated to permit any such inspection or audit to be performed by a consultant or firm that is compensated on a contingent fee or percentage of recovery basis.

       6.5 Proration: If for any reason other than the default of Tenant, this Lease terminates on a day other than the last day of a calendar year, the amount of Operating Expenses Rent payable by Tenant applicable to the calendar year in which such termination occurs will be prorated on the basis which the number of days from the commencement of such calendar year to and including such termination date bears to 365.

       6.6 Computation: Tenant's Percentage Share of the Operating Expenses is the proportion that the Net Rentable Area occupied by Tenant bears to the Net Rentable Area of the Building, as determined by Landlord. Notwithstanding any provision of this Paragraph 6.5 to the contrary, if the Building is less than ninety-five percent (95%) leased and/or occupied during any calendar year, an adjustment shall be made in computing each component of the Operating Expenses that varies with the rate of occupancy of the Building (such as, but not limited to, utility and janitorial expenses) so that Operating Expenses Rent shall be computed for such year as though 95% of the Building had been leased and occupied during such year.

       6.7 Taxes Payable by Tenant: Tenant shall be directly responsible for taxes upon, measured, by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant other than the initial improvements to be installed at Landlord's expense regardless of whether title to such improvements is in Tenant or Landlord,

    7.   USE OF PREMISES:

         7.1 Effect on Insurance: Tenant shall not use any portion of the Premises for purposes other than those specified in Paragraph 1.8 and no use shall be made or permitted to be made upon the Premises, nor acts done, which will increase the existing rate of insurance upon the Project, or cause cancellation of insurance policies covering said Project.

         7.2 Continuous Operation: Tenant will not leave the Premises unoccupied or vacant and will continuously conduct and carry on in the Premises the type of business for which the Premises are leased.

         7.3 Miscellaneous Restrictions: Tenant will operate from the Premises using the Trade Name set forth in Paragraph 1.9. Tenant will not use the Premises for or permit in the Premises any offensive, noisy, or dangerous trade, business, manufacture or occupation or interfere with the business of any other tenant in the Project. Tenant agrees not to cause, permit or suffer any waste or damage, disfigurement or injury to the Premises or the fixtures or equipment thereof or the Common Areas. Tenant will not use the Premises for washing clothes or cooking and nothing will be prepared, manufactured or mixed in the Premises which might emit any offensive odor into the Project. Tenant will not obstruct the sidewalks, mall or Common Areas in the Project or use the same for business operations or advertising. Tenant will not use the Premises for any purpose which would create unreasonable elevator loads, cause structural loads to be exceeded or adversely affect the mechanical, electrical, plumbing or other base building systems. Tenant will at all times comply with the rules and regulations of the Project attached hereto as Schedule 5, and with such additional rules and regulations as may be adopted by Landlord from time to time.

    8. PARKING: Parking spaces for the Premises shall be governed by the terms and provisions of Schedule 6 attached hereto and made a part hereof for all purposes.

    9. GRAPHICS: Landlord, at Tenant's sole cost and expense, will install and maintain all letters or numerals on the entrance doors for the Premises. All such letters and numerals shall be in the form specified by Landlord, and no other shall be used or permitted on the Premises. Tenant shall not place any signs within the Premises which are visible from the outside the Premises without Landlord's prior written approval. In addition, Landlord agrees that it will maintain Tenant's name identity (in size, graphic style and material approved by Landlord in its reasonable discretion and the purchase and installation of Tenant's signage to be borne by Tenant) on the monument sign constructed by Landlord at the street level entrance to the

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


        Building on Post Oak Boulevard. Tenant's name shall appear on the upper half of the monument sign above the street address. Tenant's name will be one of two names to appear on the upper half of the sign. If, as of October 1, 1998, Tenant is the largest Tenant to have signed a Lease for Lease Space for the Building, Tenant's name will appear first on the monument sign.

10. ASSIGNMENT AND SUBLETTING; ENCUMBRANCE: Tenant shall not assign this Lease or sublet any portion of the Premises without prior written consent of the Landlord, which will not be unreasonably withheld or delayed, it being understood that it shall be reasonable for Landlord, among other things, to withhold consent if Landlord is not satisfied with the financial responsibility, identity, reputation or business character of the proposed assignee or sublessee. Any change in the ownership of Tenant, if Tenant is a corporation or partnership, shall constitute an assignment for purposes of this Paragraph 10. Notwithstanding any consent by Landlord, Tenant and Guarantor(s), if any, shall remain jointly and severally liable (along with each approved assignee and sublessee, which shall automatically become liable for all obligations of Tenant hereunder with respect to that portion of the Premises so transferred), and Landlord shall be permitted to enforce the provisions of this Lease directly against Tenant or any assignee or sublessee without proceeding in any way against any other party. In the event of an assignment, contemporaneously with the granting of Landlord's consent, Tenant shall cause the assignee to expressly assume in writing and agree to perform all of the covenants, duties and obligations of Tenant hereunder and such assignee shall be jointly and severally liable therefore along with Tenant. No usage of the Premises different from the usage provided for in Paragraph 1.8 above shall be permitted, and all other terms and provisions of the Lease shall continue to apply after such assignment or sublease. Tenant shall not make or consent to any conditional, contingent or deferred assignment of some or all of Tenant's interest in this Lease without the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion. Tenant shall not enter into, execute or deliver any financing or security agreement that can be given priority over any mortgage given by Landlord or its successors, and, in the event Tenant does so execute or deliver such financing or security agreement, such action on the part of Tenant shall be considered a breach of the terms and conditions of this Lease and a default by Tenant entitling Landlord to such remedies as are provided for in this Lease. Landlord shall have the right to freely assign or transfer, in whole or in part, Landlord's rights and obligations hereunder and in the Project and the Premises. The prohibition against an assignment or sublease described in this
        Section 10 shall be deemed to include a prohibition against Tenant's mortgaging or otherwise encumbering its leasehold estate, as well as against an assignment or sublease which may occur by operation of law, each of which shall be ineffective and void and shall constitute an event of default under this Lease unless consented to by Landlord in writing in advance.

11. ORDINANCES AND STATUTES: From and after the Commencement Date, at Tenant's sole cost, Tenant will comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the Premises, occasioned by or affecting the use thereof by Tenant. In addition, Tenant shall be wholly responsible for any accommodations or alterations that are required by applicable governmental codes, ordinances, rules, regulations and laws to be made to the Premises from and after the Commencement Date to accommodate disabled employees and customers of Tenant, including, without limitation, compliance with the American with Disabilities Act (42 U.S.C. Sections 1201 et seq.) ("ADA") and the Texas Architectural Barriers Act (Tex.Rev.Civ.Stat. Art 9201) ("TABA"). The commencement or pendency of any state or federal court abatement proceeding affecting the use of the Premises shall, at the option of the Landlord, be deemed a breach thereof.

12.     MAINTENANCE, REPAIRS, ALTERATIONS:

        12.1 Tenant's Obligations: Tenant acknowledges that to the best of its knowledge the Premises are in good order and repair, unless otherwise indicated herein, Tenant shall, at its own expense and at all times, maintain the Premises in good and safe condition and shall surrender the same, at termination hereof, in as good condition as received, normal wear and tear excepted. Tenant, at Tenant's expense, shall be responsible for all repairs required, excepting the electrical wiring, plumbing and HVAC installations and any other system or equipment upon the Premises, roof, exterior walls, structural foundations, parking areas and other Common Areas, which shall be repaired by Landlord and included in Operating Expenses.

        12.2 Limits an Alteration: Tenant may not make any structural improvement or alteration to the Premises without the prior written consent of Landlord. Tenant may not make an nonstructural improvement or alteration of the Premises costing in excess of $5,000 without the prior written consent of the Landlord. Prior to the commencement of any repair, improvement, or alteration, Tenant shall give Landlord at least 2 days written notice in order that Landlord may post appropriate notices to avoid any liability for liens. All alterations will be made by a licensed contractor consented to by Landlord and performed in a good and workmanlike manner as well as in accordance with all applicable governmental codes, ordinances, rules, regulations and laws. All materials shall be of a quality comparable to or better than those in the Premises and shall be in accordance with plans and specifications approved by Landlord.

        12.3 Liens: Tenant will pay all costs of construction done by it or caused to be done by it on the Premises as permitted by this Lease, Tenant will keep the Project free and clear of all construction, mechanic's, materialman's, laborer's and supplier's liens, resulting from construction done by or for Tenant. The interest of Landlord in the Premises and the Project shall not be subject to liens for improvements made by Tenant. Any lien filed by any contractor, materialman, laborer or supplier performing work for Tenant shall attach only to Tenant's interest in the Premises. Tenant agrees to indemnify, defend and hold harmless Landlord from and against any and all costs and liabilities and any and all mechanic's, materialman's or laborer's liens arising out of or pertaining to any improvements or construction done by Tenant. All persons and entities contracting or otherwise dealing with Tenant relative to the Premises or the Project are hereby placed on notice of the provisions of this Paragraph 12.3, and Tenant shall further notify in writing such persons or entities of the provisions of this Paragraph 12.3 prior to commencement of any Tenant work in the Premises. If any construction, mechanic's, materialman's or laborer's lien is ever claimed, fixed or asserted against the Premises or any other portion of the Project in connection with any such Tenant work, Tenant shall, within 10 days after receipt by Tenant of notice of such lien, discharge same as a lien either by payment or by posting of any bond as permitted by law. If Tenant shall fail to discharge any such lien, whether valid or not, within 10 days after receipt of notice from Landlord, Landlord shall have the right, but not the obligation, to discharge such lien on behalf of Tenant and all costs and expenses incurred by Landlord associated with the discharge of the lien, including without limitation, attorneys' fees, shall constitute additional rent hereunder and shall be immediately due and payable by Tenant.

        12.4 Surrender of Premises: On the last day of the term hereof or on any sooner termination, Tenant shall surrender the Premises to Landlord in the same condition as when received, ordinary wear and tear excepted, clear and free of debris. Tenant shall repair any damage to the Premises occasioned by the installation or removal of Tenant's trade fixtures, furnishings and equipment.

13. ENTRY AND INSPECTION: Tenant shall permit Landlord or Landlord's agents to enter upon the Premises at reasonable times and upon reasonable notice for the purpose of inspecting the same, performing any services required of Landlord hereunder and showing the Premises to potential and existing mortgagees and purchasers and prospective tenants of other space in the Project. The foregoing notwithstanding, Landlord is not required to give notice to Tenant if Landlord must enter the Premises because of an emergency. Upon reasonable notice to Tenant, Tenant will permit Landlord at any time within 180 days prior to the expiration of this Lease, to permit potential tenants to inspect the Premises.

14. INDEMNIFICATION OF LANDLORD: Subject to Paragraph 17.6 below, Tenant will indemnify, defend (by counsel reasonably acceptable to Landlord), protect and hold Landlord and Landlord's agents, employees, officers, directors, partners and shareholders harmless from and against any and all claims, demands, losses, damages, costs and expenses (including attorney's fees) or death of or injury to any person or damage to any property whatsoever arising out of or relating to Tenant's breach or default under this Lease, including, but not limited to Tenant's breach of Paragraph 22 below or Tenant's use or occupancy of the Premises or caused by Tenant or its agents, contractors, employees, licensees, guests or invitees. Landlord shall not be liable to Tenant for any damage by or from any act or negligence of any co-tenant or other occupant of the Project or by any owner or occupant of adjoining or contiguous property. Tenant agrees to pay for all damage to the Project as well as all damage to tenants or occupants thereof caused by misuse or neglect of said Premises, its apparatus or appurtenances or the Common Areas, by Tenant or Tenant's employees, contractors, licensees, guests, agents and invitees.

15. POSSESSION: If Landlord is unable to deliver possession of the Premises on the estimated Commencement Date hereof, Landlord shall not be liable for any damage caused thereby, nor shall this Lease be void or voidable, but Tenant shall not be liable for any rent until possession is delivered, at which time the term shall commence and the Expiration Date shall be extended so as to give effect to the full stated term. Tenant may terminate this Lease if possession is not delivered within 120 days of the estimated Commencement Date.

16. LANDLORD'S INSURANCE: Landlord shall obtain and maintain throughout the term of this Lease the following policies of insurance:

        16.1 Casualty. Fire and extended coverage insurance on the Building (excluding non-Building standard leasehold improvements) and on all Building standard improvements; and

        16.2 General Liability. Comprehensive general and contractual liability insurance against claims for personal injury, death and property damage occurring in or about the Building.

        Said insurance shall be maintained with an insurance company authorized to do business in Texas, in amounts desired by Landlord and at the expense of Landlord (but with the same to be included in the operating expenses of the Building as described in Paragraph 2.3) and payments for losses thereunder shall be made solely to Landlord. If the annual premiums to be paid by Landlord for casualty insurance shall exceed the standard rates because of Tenant's operations within or contents of the Premises or because the improvements to the Premises are above Building standard, Tenant shall promptly pay the excess amount of the premium upon request by Landlord (and if necessary, Landlord may allocate the insurance costs of the Building to give effect to this sentence). Alternatively, Landlord may meet its insurance coverage hereunder through self-insurance coverage provided that the coverage thereunder is substantially similar to the coverage which would otherwise have been provided by a third party insurance carrier in order to comply with this Paragraph 16. In the event Landlord elects to self-insure, Landlord shall have the right to assess and include within Operating Expenses the amount of the premium which would have been payable had Landlord purchased such insurance.

17. TENANT'S INSURANCE: At all times during the term of this Lease, Tenant shall, at its sole expense, procure and maintain the following types of insurance coverage:

        17.1 General Liability: Commercial general liability insurance against any and all damages and liability, including attorneys' fees on account or arising out of injuries to or the death of any person or damage to property, however occasioned, in, on or about the

              Premises in amounts not less than $1,000,000.00 for injury or death of one or more persons in a single accident and $500,000.00 for damage to property;

        17.2 Personal Property: Insurance adequate in amount to cover damage to or replacement of, as necessary, the Premises including, without limitation, leasehold improvements, trade fixtures, furnishings, equipment, goods and inventory;

        17.3 Employers Liability/Workers Compensation: Employer's liability insurance and worker's compensation insurance providing statutory state benefits for all persons employed by Tenant in connection with the Premises as required by applicable law; and

        17.4 Other Insurance: Such other insurance in such amounts as may be required by Landlord against other insurable hazards as at the time are commonly insured against in case of prudent owners of comparable office projects in the area (Galleria/West Loop Area) in which the Project is located.

        17.5 Form of Insurance/Companies: All such insurance shall be in a form satisfactory to Landlord and carried with companies reasonably acceptable to Landlord that are licensed or authorized to do business in the State of Texas, are in good standing with the Department of Insurance in the State of Texas is located and have a rating issued by an organization regularly engaged in rating insurance companies (including specifically A.M. Best & Company) of not less than one rating below the top rating. Tenant shall provide Landlord with a Certificate of Insurance showing Landlord and Landlord's managing agent as an additional insured. The Certificate shall provide for a 10 day written notice to Landlord in the event of cancellation or material change of coverage. Not later than 30 days prior to the expiration of any coverage, renewals of or replacements for such contracts of insurance shall be delivered to Landlord, together with proof of payment of the associated premiums. In the event Tenant shall fail to procure any contract of insurance required under the terms hereof or any renewal of or replacement for any contract of insurance that is expiring or has been canceled, Landlord may, but shall not be obligated to, procure such insurance on behalf of Tenant and the cost thereof shall be payable to Landlord as additional rent within 10 days following written demand therefor.

        17.6 Waiver of Recovery and Subrogation: Notwithstanding anything in this Lease or any insurance policy to be obtained under this Lease to the contrary, Landlord and Tenant hereby waive any and all rights of recover, claims, actions and causes of action against each other, their respective agents, servants, employees, officers, directors, shareholders, partners, architects, contractors, subcontractors, attorneys, customers and invitees and their respective insurance carriers for all liability for personal injury or death and for all loss or damage that may occur to the Premises, the Project, the contents of the Project and the Premises, or any personal property of such party therein by reason of fire, the elements or any other cause which is insured against under the terms of the liability, fire, extended coverage and other insurance policies required to be obtained pursuant to this Lease (or would have been insured under the terms of any such policy if all insurance policies required to be obtained by the parties hereto were in fact obtained), regardless of cause or origin of such loss or damage, including, without limitation, SOLE, JOINT, OR CONCURRENT NEGLIGENCE, SOLE, JOINT OR CONCURRENT GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF EITHER OR BOTH OF THE PARTIES HERETO AND THEIR RESPECTIVE AGENTS, SERVANTS, EMPLOYEES, OFFICERS, DIRECTORS, SHAREHOLDERS, PARTNERS, ARCHITECTS, CONTRACTORS, SUBCONTRACTORS, ATTORNEYS, CUSTOMERS AND INVITEES; provided, however, the waiver set forth in this Paragraph 17.6 shall not apply to any deductibles on insurance policies carried by Landlord or to any coinsurance penalty which Landlord might sustain. Each party waives and covenants that no insurer shall hold (and hereby waives on behalf of each such insurer) any right of subrogation against such other party. The parties shall cause their respective insurers to waive any right of subrogation in accordance with this Paragraph 17.6.

18. UTILITIES AND SERVICES: Landlord shall use all reasonable efforts to furnish (as part of Operating Expenses) heating, ventilation, air conditioning, janitorial service, elevator service, hot and cold water for reasonable and normal drinking and lavatory use, replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures and sufficient electricity to operate (i) typewriters, calculating machines, photocopying machines and other machines of similar low electrical consumption (120/208 volts); provided, however, total rated power consumption by said machines of low electrical consumption shall not exceed one and one-half (1 1/2) watts per square foot of Net Rentable Area in the Premises; and (ii) equipment of high electrical consumption (277/480 volts); provided, however, total rated power consumption by said equipment of high electrical consumption shall not exceed three and one-half (3 1/2) watts per square foot of Net Rentable Area in the Premises. Tenant shall pay to Landlord, monthly as billed, such charges as may be separately metered or as Landlord's engineer shall reasonably compute for any electrical service usage in excess of that stated above. If Tenant's use of the Premises requires separate metering and/or air conditioning in excess of Building standard, the same shall be purchased and installed at Tenant's expense and Tenant shall pay all operating costs relating thereto. In addition to the above described services, Landlord shall provide equipment and personnel to limit access to the Building after normal business hours; provided, however, Landlord shall have no responsibility to prevent, and shall not be liable to Tenant for, and shall be indemnified by Tenant against, liability or loss to Tenant, its agents, contractors, employees, licensees, guests and visitors arising out of losses due to theft, burglary, or damage or injury to persons or property caused by persons gaining access to the Building or the Premises, and Tenant hereby releases Landlord from all liability relating thereto. Said services and utilities shall be provided during normal business hours of the Building which are currently Monday through Friday from 8:00 a.m. to 6:00 p.m. and Saturday from 8:00 a.m. to 1:00 p.m., excluding the normal business holidays of New

        Year's Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day. Landlord, from time to time during the term of this Lease, shall have the right to designate additional holidays, provided that such additional holidays are commonly recognized by other office buildings in the Galleria/Post Oak area of Houston, Texas. Utilities and services required at other times shall be subject to a charge of $35.00 per hour or fraction thereof. Landlord shall not be liable for failure to furnish any of the utilities described in this Paragraph 18 and Tenant shall have no right to abatement of rental hereunder or to termination of this Lease with respect to any such interruption nor shall such failure constitute an eviction, nor shall Landlord be liable under any circumstances for loss of or injury to property, however occurring through or in connection with or incidental to the furnishing of any of the services enumerated above.

19. CONDEMNATION: If 25% or more of the land area of the Project shall be taken or condemned for public use or acquired under threat of condemnation, Landlord may elect to terminate this Lease effective on the date of taking; otherwise this Lease will remain in full force and effect. If there is a taking of all of the Premises or a part thereof so that the remaining part of the Premises is not suited for Tenant's continued use, either party may elect to terminate this Lease effective on the date of taking. If there is a taking of a portion of the Premises and a part remains which is suitable for Tenant's use, this Lease shall, as to the part taken, terminate as of the date the condemnor acquires possession, and thereafter Tenant shall be required to pay such proportion of the rent for the remaining term as the value of the Premises remaining bears to the total value of the Premises at the date of condemnation. The election to terminate this Lease as provided herein must be exercised, if at all, within 60 days after the nature and extent of the taking is determined, otherwise, this Lease will remain in full force and effect. All sums which may be payable on account of any condemnation shall belong solely to the Landlord, and Tenant shall not be entitled to any part thereof, provided however, that Tenant shall be entitled to retain any amount awarded to it for its trade fixtures or moving expenses.

20. TRADE FIXTURES: Any and all improvements made to the Premises during the term hereof shall unless Landlord requests that removal, belong to the Landlord without compensation, allowance or credit to Tenant, except movable trade fixtures of the Tenant which can be removed without defacing the Premises or the Project.

21.     DESTRUCTION OF PREMISES:

        21.1 Partial Destruction: In the event of a partial destruction of the Premises during the term hereof, from any cause covered by insurance, Landlord must repair the same to the extent such repairs can be made with the insurance proceeds made available to Landlord and within 60 days under then existing governmental laws and regulations. Such partial destruction shall not terminate this Lease and Tenant shall be entitled to a proportionate reduction of rent while such repairs are being made, based upon the extent to which the making of such repairs shall interfere with the business of Tenant on the Premises. If such repairs cannot be made within said 60 day period, Landlord, at his option, may make the repairs within a reasonable time. If Landlord elects to make said repairs, this Lease will continue in effect and the rent will be proportionately abated as stated above. If the repairs cannot be made within 60 days with the available insurance proceeds and Landlord elects not to make said repairs, this Least may be terminated at the option of either party.

        21.2 Material/Total Destruction: If the Building in which the Premises are situated or the Project sustains damage of more than 1/3 of the replacement cost thereof, Landlord may elect to terminate this Lease whether the Premises are injured or not. A total destruction of the Building in which the Premises are situated or the Project shall terminate this Lease.

22.     HAZARDOUS SUBSTANCES:

        22.1 Definitions: For the purposes of this Agreement, the following terms have the following meanings:

              (a) "ENVIRONMENTAL LAW" means any law, statute, ordinance or regulation pertaining to health, industrial hygiene or the environment including, without limitation CERCLA (Comprehensive Environmental Response, Compensation and Liability Act of 1980), RCRA (Resources Conservation and Recovery Act of 1976) and SARA (Superfund Amendments and Reauthorization Act of 1986).

              (b) "HAZARDOUS SUBSTANCE" means any substance, material or waste which is or becomes designated, classified or regulated as being "toxic" or "hazardous" or a "pollutant" or which is or becomes similarly designated, classified or regulated, under any Environmental Law, including asbestos, petroleum and petroleum products.

        22.2 Tenant's Responsibilities: At its own expense, Tenant will procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant's use of the Premises. Tenant will not cause or permit any Hazardous Substance to be brought upon, kept or used in or about the Project by Tenant, its agents, employees, contractors, licensees, guests or invitees without the prior written consent of Landlord. Tenant will cause any and all Hazardous Substances brought upon the Premises by Tenant to be removed from the Premises and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Tenant will, in all respects, handle, treat, deal with and manage any and all Hazardous Substances in, on, under or about the Premises in total conformity with all applicable Environmental Laws and prudent industry practices regarding management of such Hazardous Substances. Upon expiration or earlier termination of the term of the Lease, Tenant will cause all Hazardous Substances placed on, under or about the Premises by Tenant or at Tenant's direction to be removed and transported for use, storage or disposal in accordance and compliance with all applicable Environmental Laws. Tenant will not take any remedial action in response to the presence of any Hazardous Substances in or about the Premises or the Project, nor enter into any settlement agreement, consent decree or other compromise in respect to any claims relating to any Hazardous Substances in any way connected with the Promises without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene or otherwise appropriately assert and protect Landlord's interests with respect thereto.

        22.3 Indemnification: If the Premises or the Project become contaminated in any manner for which Tenant is liable or otherwise become affected by any release or discharge of a Hazardous Substance, Tenant shall immediately notify Landlord of the release or discharge of the Hazardous Substance, and Tenant shall indemnify, defend (by counsel reasonably acceptable to Landlord) and hold harmless Landlord and Landlord's agents, employees, officers, directors, partners and shareholders from and against any and all claims, damages, fines, judgments, penalties, costs, liabilities or losses (including, without limitation, a decrease in value of the Project or the Premises, damages caused by loss or restriction of rentable or usable space, or any damages caused by adverse impact on marketing of the space, and any and all sums paid for settlement of claims, attorneys' fees, consultant fees and expert fees) arising during or after the term of this Lease and arising as a result of such contamination, release or discharge. This indemnification includes, without limitation, any and all costs incurred because of any investigation of the site or any cleanup, removal or restoration mandated by federal, state or local agency or political subdivision.

 23. EVENTS OF DEFAULT: If one or more of the following events ("Event of Default") occurs, such occurrence constitutes a breach of this Lease by
        Tenant:

        23.1 Abandonment/Vacation: Tenant abandons or vacates the Premises without giving Landlord ten (10) days prior written notice or removes furniture, fixtures or personal property except in the normal course of business; or

        23.2 Rent: Tenant fails to pay any monthly Base Rent or Operating Expenses Rent, if applicable, as and when the same becomes due and payable, and such failure continues for more than 10 days; or

        23.3 Other Sum: Tenant fails to pay any other sum or charge payable by tenant hereunder as and when the same becomes due and payable, and such failure continues for more than 30 days after Landlord gives written notice thereof to Tenant; or

        23.4 Other Provisions: Tenant fails to perform or observe any other agreement, covenant, condition or provision of this Lease to be performed or observed by Tenant as and when performance or observance is due, and such failure continues for more than

             30 days after Landlord gives written notice thereof to Tenant, or if the default cannot be cured within said 30 day period and Tenant fails promptly to commence with due diligence and dispatch the curing of such default or, having so commenced, thereafter fails to prosecute or complete with due diligence and dispatch the curing of such default within 60 days; or

     23.5 Insolvency: Tenant (a) files or consents by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; (b) makes an assignment for the benefit of its creditors; (c) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; or (d) takes action for the purpose of any of the foregoing; or

     23.6 Receiver: A court or governmental authority of competent jurisdiction, without consent by Tenant, enters an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial power of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up or liquidation of Tenant, or if any such petition is filed against Tenant and such petition is not dismissed within 60 days; or

     23.7 Attachments: This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within 60 days.

     23.8 Assignment/Sublease: Tenant assigns this Lease or subleases all or any portion of the Premises without Landlord's Prior written consent.

     23.9 Failure to Perform: Except for failure covered in subsection 23.2 and 23.3 above, Any failure by Tenant to observe and perform any provision of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice to Tenant, provided that if such failure cannot be cured within said thirty (30) day period, Tenant shall not be in default hereunder so long as Tenant commences curative action within such thirty (30) day period, diligently and continuously pursues the curative action and fully and completely cures the failure within sixty (60) days after such written notice to Tenant.

24.  REMEDIES OF LANDLORD ON DEFAULT:

     24.1 Remedies: Upon any Event of Default, Landlord may exercise any one or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity:

             (a) Terminate this Lease by written notice to Tenant and forthwith repossess the Premises and be entitled to recover forthwith as damages a sum of money equal to the total of (i) the cost of recovering the Premises (including attorneys' fees and costs of suit), (ii) the cost of removing and storing any personal property,
             (iii) the unpaid rent earned at the time of termination, plus interest thereon at the rate described in Paragraph 5.2, (iv) the present value (discounted at the rate of eight percent (8%) per annum) of the balance of the rent for the remainder of the lease term less the present value (discounted at the same rate) of the fair market rental value of the Premises for said period, taking into account the period of time the Premises will remain vacant until a new tenant is obtained, and the cost to prepare the Premises for occupancy and the other costs (such as leasing commissions and attorneys' fees) to be incurred by Landlord in connection therewith, and (v) any other sum of money and damages owed by Tenant to Landlord under this Lease.

             (b) Elect to receive liquidated damages in an amount equal to the monthly Base Rent and monthly Operating Expenses Rent payable hereunder for the month during which this Lease is terminated times 12, which amount shall be in lieu of the payment of damages Landlord may suffer by reason of such termination, but which shall not be in lieu of or reduce in any way any amount due from Tenant (including accrued rent) or damages incurred by Landlord due to breach by Tenant of any covenant or other obligation herein (whether or not liquidated) which accrued prior to the termination of this Lease. Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in any proceedings to enforce Landlord's rights hereunder, including without limitation, any proceedings for bankruptcy or insolvency by reason of the termination of this Lease, proceedings equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

             (c) Terminate Tenant's right of possession (but not this Lease) and may repossess the Premises by forcible entry and detainer suit or otherwise, without thereby releasing Tenant from any liability hereunder and without demand or notice of any kind to Tenant and without terminating this Lease. Landlord shall use reasonable efforts under the circumstances to relet the Premises on such terms and conditions as Landlord in its sole discretion may determine (including a term different than the term of this Lease, rental concessions, alterations and repair of the Premises); provided, however,

             Landlord hereby reserves the right (i) to lease any other comparable space available in the Building or in any adjacent building owned by Landlord prior to offering the Premises for lease, and (ii) to refuse to lease the Premises to any potential tenant which does not meet Landlord's standards and criteria for leasing other comparable space in the Building. Landlord shall not be liable, nor shall Tenant's obligations hereunder be diminished because of, Landlord's failure or refusal to relet the Premises or collect rent due in respect of such reletting. For the purpose of such reletting Landlord shall have the right to decorate or to make any repairs, changes, alterations or additions in or to Premises as may be reasonably necessary or desirable. In the event that (i) Landlord shall fail or refuse to relet the Premises, or (ii) the Premises are relet and a sufficient sum shall not be realized from such reletting (after first deducting therefrom, for retention by Landlord, the unpaid rent due hereunder earned but unpaid at the time of reletting plus interest thereon at the rate specified in Paragraph 5.2, the cost of recovering possession (including attorneys' fees and costs of suit), all of the costs and expenses of such decorations, repairs, changes, alterations and additions, the expense of such reletting and the cost of collection of the rent accruing therefrom) to satisfy the rent, then Tenant shall pay to Landlord as damages a sum equal to the amount of such deficiency. Any such payments due Landlord shall be made upon demand therefor from time to time and Tenant agrees that Landlord may file suit to recover any sums falling due under the terms of this Paragraph 24.1(c) from time to time. No delivery to or recovery by Landlord of any portion due Landlord hereunder shall be any defense in any action to recover any amount not theretofore reduced to judgement in favor of Landlord, nor shall such reletting be construed as an election on the part of Landlord to terminate this Lease unless a written notice of such intention be given to Tenant by Landlord. Notwithstanding any such termination of Tenant's right of possession of the Premises, Landlord may at any time thereafter elect to terminate this Lease. In any proceedings to enforce this Lease under this Paragraph 24.1(c), Landlord shall be presumed to have used its reasonable efforts to relet the Premises, and Tenant shall bear the burden of proof to establish that such reasonable efforts were not used.

             (d) Alter any and all locks and other security devices at the Premises, and if it does so Landlord shall not be required to provide a new key or other access right to Tenant unless Tenant has cured all Events of Default; provided, however, that in any such instance, during Landlord's normal business hours and at the convenience of Landlord, and upon the written request of Tenant accompanied by such written waivers and releases as Landlord may require, Landlord will escort Tenant or its authorized personnel to the Premises to retrieve any personal belongings or other property of Tenant not subject to the Landlord's lien or security interest described in Paragraph 25, The provisions of this Paragraph 24.1(d) are intended to override and control any conflicting provisions of the Texas Property Code.

                  In the event that Landlord shall have taken possession of the
             Premises pursuant to the authority herein granted, then Landlord shall have the right to keep in place and use all of the furniture, fixtures and equipment at the Premises, including that which is owned by or leased to Tenant at all times prior to any foreclosure thereon by Landlord or repossession thereof by any lessor thereof or third party having a lien thereon. Landlord shall also have the right to remove from the Premises (without the necessity of obtaining a distress warrant, writ of sequestration or other legal process and without being liable for prosecution or any claim for damages therefor) all or any portion of such furniture, fixtures, equipment and other property located thereon and place same in storage at any place within the county in which the Premises are located; and in such event, Tenant shall be liable to Landlord for costs incurred by Landlord in connection with such removal and storage and shall indemnify and hold Landlord harmless from all loss, damage, cost, expense and liability in connection with such removal and storage. Landlord shall also have the right to relinquish possession of all or any portion of such furniture, fixtures, equipment and other property to any person ("Claimant") claiming to be entitled to possession thereof who presents to Landlord a copy of any instrument represented to Landlord by Claimant to have been executed by Tenant (or any predecessor of Tenant) granting Claimant the right under various circumstances to take possession of such furniture, fixtures, equipment or other property, without the necessity on the part of Landlord to inquire into the authenticity of said instrument and without the necessity of Landlord's making any nature of investigation or inquiry as to the validity of the factual or legal basis upon which Claimant purports to act; and Tenant agrees to indemnify and hold harmless from all costs, expense, loss, damage and liability incident to Landlord's relinquishment of possession of all or any portion of such furniture, fixtures, equipment or other to Claimant.

     24.2 Non-Waiver. No action by the Landlord shall be deemed to imply or constitute a waiver by Landlord of any of Landlord's rights under this Lease unless such waiver is in writing and signed by Landlord and acknowledges that such action taken by Landlord is an express waiver of Landlord's rights. Furthermore, any such writing shall not be deemed to be a continuing waiver of Landlord's rights and shall be expressly limited to actions recited in any such waiver. Landlord shall have the right to declare any default under the Lease not waived in writing at any time and take such action as might be lawful or authorized.

25. SECURITY DEPOSIT: The Security Deposit set forth in Paragraph 1.7, if any, shall secure the performance of the Tenant's obligations hereunder. Landlord may, but shall not be obligated to apply all or portions of the Security Deposit on account of Tenant's obligations thereunder. In the event that Landlord applies all or a portion of the Security Deposit to tenant's obligations hereunder, Tenant shall be obligated, within 10 business days of receipt of notice from Landlord, to deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the full amount stated in Paragraph 1.7 above. Failure to deposit such cash shall be a default under the terms of this Lease, Provided Tenant is not in default, any balance remaining upon termination shall be returned to Tenant. Tenant shall not have the right to apply the Security Deposit in payment of the last month's rent. No interest shall be paid by Landlord on the Security Deposit. In the event of a sale of the Project, Landlord shall have the right to transfer the Security Deposit to the purchaser, upon such transfer Landlord shall have no further liability with respect thereto, and Tenant agrees to look solely to such purchaser for the return of the Security Deposit. Landlord shall not be required to keep the Security Deposit in a segregated account, and the Security Deposit may be commingled with other funds of Landlord. Notwithstanding the foregoing, the Security Deposit shall be returned to the Tenant at the end of the 38th month so long as Tenant is not in default and no event of default has existed.

26. LIEN FOR RENT: In addition to and independent of any lien in favor of Landlord arising by operation of law, Tenant hereby grants to Landlord a security interest to secure payment of all Base Rent and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furnishings, inventory, improvements and other personal property that is not encumbered of Tenant presently or which hereafter may be situated in or on the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until any and all other sums of money then due to Landlord hereunder, first shall have been paid and discharged, and all covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. At any time and from time to time, Tenant agrees to execute any UCC-1 Financing Statement (but not more than twice per annum) or such other documents or instruments as Landlord may request to perfect or confirm the security interest created by this Paragraph 26.
     Upon any failure by Tenant to do so, Landlord may execute same for and on behalf of Tenant as Tenant's attorney in fact. All exemption laws are hereby waived by Tenant to the extent permitted by law. This lien and security interest may be foreclosed with or without court proceedings, by public or private sale, with or without notice (to the extent permitted by law), and Landlord shall have the right to become purchaser upon being the highest bidder at such sale. Landlord, as secured party, shall be entitled to all the rights and remedies afforded a secured party under the Uniform Commercial Code, which rights and remedies shall be in addition to and cumulative of the Landlord's liens and rights provided by law or by the terms and provisions of this Lease.

27. LIMITATION ON LANDLORDS PERSONAL LIABILITY: Tenant specifically agrees to look solely to Landlord's interest in the Project for the recovery of any judgment from Landlord, it being agreed that Landlord (and any officers, shareholders, directors, partners or employees of Landlord) shall never be personally liable for any such judgment,

28. ATTORNEY'S FEES: In the event Tenant defaults in the performance of any of the terms, covenants, agreements or conditions contained in this Lease and Landlord places the enforcement of this Lease or the collection of any rent due or to become due hereunder or recovery of the possession of the Premises in the hands of an attorney, Tenant agrees to pay Landlord reasonable attorneys' fees and costs. If there is any legal action or proceeding between Landlord and Tenant to enforce any provision of this Lease or to protect or establish any right or remedy of either Landlord or Tenant hereunder, the unsuccessful party to such action or proceeding will pay to the prevailing party all costs and expenses, including reasonable attorneys' fees (including allocated costs of Landlord's in-house attorney) incurred by such prevailing party in such action or proceeding and in any appearance in connection therewith, and if such prevailing party recovers a judgment in any such action, proceeding or appeal, such costs, expenses and attorney's fees will be determined by the court handling the proceeding and will be included in and as a part of such judgment.

29. SEVERABILITY: If any clause or provisions of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term hereof, then it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and it is also the intention of both parties that in lieu of each clause or provision that is illegal, invalid or unenforceable, there shall be added as a part of this Lease, a clause or provision as similar in terms to such illegal, invalid or unenforceable clause or provision as may be possible and be legal, valid and enforceable.

30. NOTICES: All notices or other communications required or permitted hereunder must be in writing, and be (i) personally delivered (including by means of professional messenger service), (ii) sent by overnight courier, with request for next Business Day delivery, or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, to the addresses set forth in Paragraph 1.14. All notices sent by mail will be deemed received 2 days after the date of mailing.

31. HOLDING OVER: Any holding over after the expiration or termination of this Lease shall create a tenancy at sufferance relationship and Tenant shall be required to pay a rental of 150% of the rent for the month of the Lease preceding the month in which the expiration or termination occurred, and otherwise in accordance with the terms hereof, as applicable. In the event Tenant shall be or become a holdover tenant, Tenant shall also indemnify Landlord against all claims for damages against Landlord as a result of Tenant's possession of the Premises, including, without limitation, claims for damages by any tenant to whom Landlord may have leased the Premises, or any portion thereof, for a term commencing after the expiration or termination of this Lease.

32.  TIME: Time is of the essence of this Lease.

33. HEIRS, ASSIGNS, SUCCESSORS: This Lease is binding upon and inures to the benefit of the assigns and successors in interest of Landlord and is binding upon and inures to the benefit of Tenant and Tenant's heirs and successors and, to the extent assignment may be approved by Landlord hereunder, Tenant's assigns.

34. SUBORDINATION: This Lease is and shall always be subject and subordinate to the lien of any mortgage, deed of trust, ground lease and/or security agreement which are now or shall at any future time be placed upon the Project, the Premises or Landlord's rights hereunder, and to any renewals, extensions, modifications or consolidations thereof. This clause shall be self-operative and no further instrument of subordination need be required by any holder of any such mortgage, deed of trust, ground lease and/or security agreement. In confirmation of such subordination, however, Tenant, at Landlord's request, shall execute promptly any appropriate certificate or instrument that Landlord may reasonably request. This Lease is further subject to and subordinate to all matters of record in Harris County, Texas.

35.  ESTOPPEL CERTIFICATE; FINANCIAL STATEMENTS:

35.1 Content: Tenant shall at any time, but not more than three (3) times per annum, upon not less than 10 days' prior written notice from Landlord execute, acknowledge and deliver to Landlord a statement in writing:

     (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect), the amount of any security deposit, and the date to which the rent and other charges are paid in advance, if any; and

     (b) acknowledging that there are not, to Tenant's knowledge, any uncured defaults on the part of Landlord hereunder, or specifying such defaults if any are claimed. Any such statement may be conclusively relied upon by a prospective purchaser or encumbrancer to the Premises.

35.2 Failure to Deliver: At Landlord's option, Tenant's failure to deliver such statement within such time shall be a material breach of this Lease or shall be conclusive upon Tenant:

     (a) that this Lease is in full force and effect, without modification except as may be represented by Landlord;

     (b) that there are no uncured defaults in Landlord's performance; and

     (c) that not more than one month's rent has been paid in advance or such failure may be considered by Lessor as a default by Tenant under this Lease.

35.3 Financial Statements: Within 60 days after the end of each calendar year during the term of this Lease and after the end of the term of this Lease and if at any time Landlord desires to finance, refinance, or sell the Premises, or any part thereof, Tenant hereby agrees to deliver to Landlord and any lender or purchaser designated by Landlord, such financial statements of Tenant, including, without limitation, income statement and balance sheet, as may be reasonably required by such lender, purchaser or Landlord, Such statements shall include the past 3 years' financial statements of

            Tenant. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

36. AUTHORIZATION: If Tenant executes this Lease as a corporation or partnership, then Tenant and the person(s) executing this Lease on behalf of Tenant, represent and warrant that such entity is duly qualified to do business in the State of Texas and that the individuals executing this Lease on Tenant's behalf are duly authorized to execute and deliver this Lease on Tenant's behalf.

37. JOINT AND SEVERAL LIABILITY: In the event that more than one person or entity executes the Lease as Tenant, all such persons and entities shall be jointly and severally liable for all of Tenant's obligations hereunder.

38. FORCE MAJEURE: Landlord shall be excused for the period of any delay in the performance of any obligations hereunder when prevented from doing so by cause or causes beyond Landlord's absolute control which shall include, without limitation, all labor disputes, civil commotion, civil disorder, riot, civil disturbance, war, war-like operations, invasion, rebellion, hostilities, military or usurped power, sabotage, governmental regulations, orders, moratoriums or controls, fire or other casualty, inability to obtain any material, services or financing or Acts of God.

39. RECORDING: Tenant shall not record this Lease, or any memorandum or short form thereof, without the written consent and joinder of Landlord, which may be unreasonably withheld.

40. ENTIRE AGREEMENT: The foregoing, along with the schedules attached hereto, constitute the entire agreement between the parties and may be modified only by a writing signed by both parties.

41. GOVERNING LAW: This Lease shall be construed in accordance with the laws of the State of Texas.

42. ACKNOWLEDGMENT OF NON-APPLICABILITY OF DTPA: It is the understanding and intention of the parties that Tenant's rights and remedies with respect to the transactions provided for and contemplated in this Lease (collectively, this "Transaction") and with respect to all acts or practices of Landlord, past, present or future, in connection with this Transaction, are and shall be governed by legal principles other than the Texas Deceptive Trade Practices - Consumer Protection Act (the "DTPA"). Accordingly, Tenant hereby (a) agrees that under Section 17.49(f) of the DTPA this Transaction is not governed by the DTPA and (b) certifies, represents and warrants to Landlord that (i) Tenant has been represented by legal counsel in connection with this Transaction who has not been directly or indirectly identified, suggested or selected by the Landlord and Tenant has conferred with Tenant's counsel concerning all elements of this Lease (including, without limitation, this Paragraph 42) and this Transaction and (ii) the Premises will not be occupied by Tenant as Tenant's family residence. Tenant's legal counsel has also signed this Lease to confirm (i) that he has acted as Tenant's counsel in the negotiation, preparation and entry by Tenant of this Lease and in arriving at the legal conclusion that the DTPA is inapplicable to this Transaction and (ii) that he has not been directly or indirectly identified, suggested or selected by the Landlord in connection with this Transaction. Tenant expressly recognizes that the total consideration as agreed to by Landlord has been predicated upon the inapplicability of the DTPA to this Transaction and that Landlord, in determining to proceed with the entering into of this Lease, has expressly relied on the inapplicability of the DTPA to this Transaction.

43. WAIVER OF THE RIGHT TO TRIAL BY JURY: LANDLORD AND TENANT HEREBY KNOWINGLY AND INTENTIONALLY WAIVE THE RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING THAT LANDLORD OR TENANT MAY HEREINAFTER INSTITUTE AGAINST EACH OTHER WITH RESPECT TO ANY MATTER ARISING OUT OF OR RELATED TO THIS LEASE OR THE PREMISES.

44. REVIEW: Prior to its execution of this Lease, Tenant has had this Lease reviewed by an attorney on behalf of Tenant, or has had the opportunity to do so, and the parties hereto agree that based on the foregoing, this Lease shall not be construed in favor of one party over the other based on the drafting of this Lease.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the day and year first above written.

                                        "LANDLORD"

                                        HOUSTON POST OAK ASSOCIATES, LTD., a
                                        Texas limited partnership

                                        By:   Songy Partners Limited, a Florida
                                              limited partnership, its General
                                              Partner

                                              By:  SPL Florida, Inc., d/b/a SPL
                                                   Florida Post Oak, Inc., a
                                                   Florida Corporation, its
                                                   General Partner

                                                   By: /s/ DAVID B. SONGY
                                                      --------------------------
                                                       David B. Songy
                                                       President

                                        "TENANT"


                                        BOOTS & COOTS INTERNATIONAL WELL
                                        CONTROL, INC., A DELAWARE CORPORATION

                                        By: /s/ L.H. RAMMING
                                           -------------------------------------
                                        Name: L.H. RAMMING
                                             -----------------------------------
                                        Title: CHAIRMAN
                                              ----------------------------------